As filed with the Securities and Exchange Commission on May 28, 2021
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON	91-1761992
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

226 Airport Parkway, Suite 595
San Jose, California 95110
(408) 200-9200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Todd A. DeBonis
President and Chief Executive Officer
Pixelworks, Inc.
226 Airport Parkway, Suite 595
San Jose, California 95110
(408) 200-9200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Christina F. Pearson, Esq.
Pillsbury Winthrop Shaw Pittman LLP
2550 Hanover St.
Palo Alto, California 94304
(650) 233-4500
Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective, as determined by market conditions and other factors.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Pixelworks, Inc., an Oregon corporation (“Registrant”), is filing this Post-Effective Amendment (the “Post-Effective Amendment”) to the Registration Statement No. 333-221239 on Form S-3, filed with the Securities and Commission on October 31, 2017 (the “Registration Statement”), which registered 892,751 shares of the Registrant’s common stock, par value $.001 per share (“Common Stock”) issuable upon the conversion of ViXS Systems, Inc. convertible secured subordinated debentures (the “Debentures”), none of which remain outstanding. This Post-Effective Amendment deregisters any and all securities registered but unsold or otherwise unissued as of the date hereof.

In accordance with the undertakings made by Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold or unissued at the termination of the offering, Registrant hereby removes from registration all of such securities of the Registrant registered but not yet sold or otherwise issued under the Registration Statement, if any, as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities, and Registrant hereby terminates the effectiveness of the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on May 28, 2021.
PIXELWORKS, INC.

By:	/s/ Todd A. DeBonis
Todd A. DeBonis
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Todd A. DeBonis and Elias N. Nader, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Todd A. DeBonis	President, Chief Executive Officer (Principal Executive Officer) and Director
Todd A. DeBonis		May 28, 2021

/s/ Elias N. Nader	Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)
Elias N. Nader		May 28, 2021

/s/ Richard L. Sanquini	Chairman of the Board
Richard L. Sanquini		May 28, 2021

/s/ Amy Bunszel	Director
Amy Bunszel		May 28, 2021

/s/ C. Scott Gibson	Director
C. Scott Gibson		May 28, 2021

/s/ Daniel J. Heneghan	Director
Daniel J. Heneghan		May 28, 2021

/s/ David J. Tupman	Director
David J. Tupman		May 28, 2021